Exhibit 99.2

IGC Update on Iron Ore Subsidiary
Bethesda, MD, (January 6, 2017) - India Globalization Capital, Inc. (NYSE-MKT:IGC) announces today an update on its iron ore subsidiary Ironman.
As previously reported, in December 2011, IGC acquired a 95% equity interest in Linxi HeFei Economic and Trade Co., known as Linxi H&F Economic and Trade Co., a People’s Republic of China-based company (“PRC Ironman”), by acquiring 100% of the equity of H&F Ironman Limited, a Hong Kong company (“HK Ironman”). The Acquisition was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations.” Further information on this acquisition and the purchase price allocation was set out in IGC’s Form 10-K for fiscal year ended March 31, 2012 filed with the SEC on July 16, 2012. In February 2015, IGC filed a lawsuit in the circuit court of Maryland related to the acquisition seeking to have the court order rescission of the underlying 2011 Acquisition Agreement and to void any past or future transfer of IGC shares to the defendants-sellers.
As reported in IGC’s Form 10-K for the fiscal year ended March 31, 2016 filed with the SEC on July 14, 2016, PRC Ironman assets include three beneficiation plants located on 2.2 square kilometers of hills in southwest Linxi in the autonomous region of eastern Inner Mongolia, under the administration of Chifeng City, Inner Mongolia, which is located 250 miles from Beijing, 185 miles from Tianjin Port and 125 miles from Jinzhou Port. At the time of purchase on December 30, 2011, the beneficiation plants consisted of buildings with a gross value of approximately $1 million plant and equipment with gross value of approximately $5 million and construction in progress with a gross value of approximately $4 million, along with other assets such as office equipment, furniture, fixtures, computer equipment and vehicles.  Effective December 30, 2016, IGC gave up control of the PRC Ironman assets described above, and effectively cancelled approximately 2.2 million shares of common stock of IGC. The approximate net impact on the Company’s financial statements to be reflected in IGC’s Form 10-Q for the quarter ended December 31, 2016 is a reduction in common stock and a corresponding reduction in gross assets by approximately $8 million, and a one-time increase in income of approximately $300,000 depending on the RMB to USD exchange rate.
IGC will continue its focus on emerging opportunities including developing phytocannabinoid-based therapies.
About IGC
In the United States, we develop phytocannabinoid-based therapies. IGC has assembled a portfolio of patent filings that encompasses the indications of Pain, Medical Refractory Epilepsy and Cachexia using cannabinoids. We are based in Bethesda, Maryland.
Our website: www.igcinc.us. Twitter @IGCIR Facebook.com/IGCIR/
Forward-looking Statements
Some of the statements contained in this press release that are not historical facts constitute forward-looking statements under the federal securities laws. Forward-looking statements can be identified by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed" or the negative of those terms. These statements are not a guarantee of future developments and are subject to risks, uncertainties, and other factors, some of which are beyond IGC's control and are difficult to predict. Consequently, actual results may differ materially from information contained in the forward-looking statements as a result of future changes or developments in IGC's business and acquisition and diversification strategy, competitive environment, infrastructure demands, and governmental, regulatory, political, economic, legal and social conditions in, among other places, China and India. Except as required by federal securities laws, IGC undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events, or otherwise. Other factors and risks that could cause or contribute to actual results differing materially from such forward-looking statements have been discussed in greater detail in IGC's Form 10-K for fiscal year ended March 31, 2016, and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Contact Info:
Claudia Grimaldi
301-983-0998